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                                                                    EXHIBIT 10.1

                              COMERICA INCORPORATED
                              NON-EMPLOYEE DIRECTOR
                         RESTRICTED STOCK UNIT AGREEMENT

THIS AGREEMENT is made as of the ____ day of __________, 2___, by and between Comerica Incorporated, a Delaware corporation (hereinafter referred to as the "Corporation"), and _______________ (hereinafter referred to as the "Director"). Any undefined terms appearing herein as defined terms shall have the same meaning as they do in the Comerica Incorporated Incentive Plan for Non-Employee Directors, as amended from time to time (the "Plan").

                                WITNESSETH THAT:

WHEREAS, the Corporation desires to grant to the Director an award of Restricted Stock Units ("RSUs") under the Plan and the terms hereinafter set forth:

NOW, THEREFORE, in consideration of the premises, and of the mutual agreements hereinafter set forth, it is covenanted and agreed as follows:

      1. AWARD. Pursuant to the provisions of the Plan, the Corporation awards _________<insert number> RSUs (the "Award") to the Director on ___________, 2___ (the "Date of Award"). Each RSU shall represent an unfunded, unsecured right for the Director to receive one (1) share of the Corporation's common stock, par value $5.00 per share (the "Common Stock").

      2. OWNERSHIP RIGHTS. The Director has no voting or other ownership rights in the Corporation arising from the Award of RSUs under this Agreement.

      3. DIVIDENDS. The Director shall be credited with dividend equivalents equal to the dividends the Director would have received if the Director had been the owner of a number of shares of Common Stock equal to the number of RSUs credited to the Director on such dividend payment date (the "Dividend Equivalent"). Any Dividend Equivalent deriving from a cash dividend shall be converted into additional RSUs based on the Fair Market Value of Common Stock on the dividend payment date. Any Dividend Equivalent deriving from a dividend of shares of Common Stock shall be converted into additional RSUs on a one-for-one basis. The Director shall continue to be credited with Dividend Equivalents until the Settlement Date (defined below). The Dividend Equivalents so credited shall be subject to the same terms and conditions as the corresponding Award, and they shall vest (or, if applicable, be forfeited) and be settled in the same manner and at the same time as the corresponding Award, as if they had been granted at the same time as such Award.

      4. VESTING. The Award shall vest one year after the Date of Award, with such vesting contingent upon the Director's continued service as a director of the Corporation for a period of one year after the Date of Award. Except as provided in Section 6, if a Director's service as a director of the Corporation terminates for any reason prior to the one (1) year anniversary of the Date of Award, the Award and all corresponding Dividend Equivalents shall be forfeited, and no shares of Common Stock or other payment shall be made to the Director in respect of the Award or any corresponding Dividend Equivalents.

      5. SETTLEMENT. Once vested, the Award will be settled as follows:

      (a) IN GENERAL. Subject to Section 6 hereof, the Award will be settled in Common Stock. Settlement of the Award shall occur as of the one-year anniversary of the date that the Director's service as a director of the Corporation terminates or, in the case of the Director's cessation of service due to death or disability or upon a Change of Control, such earlier date as set forth in
Section 6 hereof (the "Settlement Date"). On the Settlement Date, the Corporation shall issue or cause there to be transferred to the Director a number of shares of Common Stock equal to the aggregate number of RSUs granted to the Director under this Agreement (including, without limitation, the RSUs attributable to Dividend Equivalents) (the "Settlement Shares").

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      (b) TERMINATION OF RIGHTS. Upon the issuance or transfer of Settlement
Shares in settlement of the Award (including, without limitation, the RSUs attributable to Dividend Equivalents), the Award shall be settled in full and the Director (or his or her designated beneficiary or estate, in the case of death) shall have no further rights in respect of the Award.

      (c) CERTIFICATES OR BOOK ENTRY. As of the Settlement Date, the Corporation shall, at the discretion of the Committee or its designee, either issue one or more certificates in the Director's name for such Settlement Shares or evidence book-entry registration of the Settlement Shares in the Director's name (or, in the case of death, to the Director's designated beneficiary, if any).

      (d) CONDITIONS TO DELIVERY. Notwithstanding any other provision of this Agreement, the Corporation shall not be required to evidence book-entry registration or issue or deliver any certificate or certificates representing Settlement Shares prior to fulfillment of all of the following conditions:

            (1) Listing or approval for listing upon notice of issuance, of the Settlement Shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

            (2) Any registration or other qualification of the Settlement Shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its sole and absolute discretion upon the advice of counsel, deem necessary or advisable; and

            (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole and absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

      (e) LEGENDS. The Settlement Shares shall be subject to such stop transfer orders and other restrictions as the Committee may deem reasonably advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Settlement Shares are listed, any applicable federal or state laws or the Corporation's Certificate of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on or otherwise apply to any certificates or book-entry position representing Settlement Shares to make appropriate reference to such restrictions.

      6. CHANGE OF CONTROL; DEATH, DISABILITY OR RETIREMENT. Notwithstanding anything in this Agreement to the contrary:

      (a) Upon a Change of Control, the Award (including, without limitation, the RSUs attributable to Dividend Equivalents) shall immediately and fully vest and become nonforfeitable, any deferral or other restriction shall lapse and such Award shall be settled in cash (rather than Settlement Shares) as promptly as is practicable, but in no event later than 30 days following the date of such Change of Control.

      (b) In the event of the death, disability or retirement of the Director while serving as a director with the Corporation, the Award (including, without limitation, the RSUs attributable to Dividend Equivalents) shall immediately and fully vest and become nonforfeitable, any deferral or other restriction shall lapse and the Award shall be settled as set forth in Section 5; provided, however, that in the case of the Director's cessation of service due to death or disability, the Corporation shall issue or cause there to be transferred to the Director (or, in the case of death, to the Director's designated beneficiary or, if no designated beneficiary is living on the date of the Director's death, the Director's estate) the Settlement Shares as promptly as is practicable following the date of the Director's cessation of service.

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      (c) The Committee shall have the sole and absolute discretion to determine whether the termination of the Director's membership on the board of directors of the Corporation is by reason of disability or retirement.

      7. TRANSFERABILITY. Unless otherwise determined by the Committee, the RSUs subject to this Award (including, without limitation, Dividend Equivalents) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Director otherwise than by will or by the laws of intestacy, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Corporation or any Subsidiary or Affiliate; provided, however, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

      8. ADJUSTMENT IN AWARD. In the event the number of outstanding shares of Common Stock changes as a result of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination, or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, or any distribution made to holders of Common Stock other than cash dividends, the number or kind of shares subject to this Award shall be automatically adjusted, and the Committee shall be authorized to make such other equitable adjustments of the Award or shares of Common Stock issuable pursuant thereto so that the value of the interest of the Director shall not be decreased by reason of the occurrence of such event. Any such adjustment shall be deemed conclusive and binding on the Corporation, the Director, his or her beneficiaries and all other interested parties.

      9. ADMINISTRATION; AMENDMENT. This Award has been made pursuant to a determination by the Committee and/or the Board of Directors of the Corporation, and the Committee shall have plenary authority to interpret, in its sole and absolute discretion, any provision of this Agreement and to make any determinations necessary or advisable for the administration of this Agreement. All such interpretations and determinations shall be final and binding on all persons, including the Corporation, the Director, his or her beneficiaries and all other interested parties. Subject to the terms of the Plan, this Agreement may be amended, in whole or in part, at any time by the Committee; provided, however, that no amendment to this Agreement may adversely affect the Director's rights under this Agreement without the Director's consent except such an amendment made to cause the Award to comply with applicable law, stock exchange rules or accounting rules.

      10. BINDING NATURE OF PLAN. The Award is subject to the Plan. The Director agrees to be bound by all terms and provisions of the Plan and related administrative rules and procedures, including, without limitation, terms and provisions and administrative rules and procedures adopted and/or modified after the granting of the Award. In the event any provisions hereof are inconsistent with those of the Plan, the provisions of the Plan shall control, except to the extent expressly modified herein pursuant to authority granted under the Plan.

      11. APPLICABLE LAW. The validity, construction, and effect of this Agreement and any rules and regulations relating to the Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed on its behalf, and the Director has signed this Agreement to evidence the Director's acceptance of the terms hereof, all as of the date first above written.

                                               COMERICA INCORPORATED

                                               By:______________________________



                                               DIRECTOR

                                               _________________________________
                                               Name: